UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022

TILT HOLDINGS INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56422	83-2097293
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

, Arizona
2801 E. Camelback Road #180 Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

(623) 887-4900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 14, 2022, the Company announced via press release its results for the third fiscal quarter ended September 30, 2022 and the reorganization of executive officers. A copy of the Company’s press release is hereby furnished and incorporated herein by reference as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 14, 2022, the Company announced a reorganization of some of its executive management team as described below. There are no family relationships between the officers listed below and any of the Company’s officers or directors that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. None of the officers listed below has a direct or indirect material interest in any transaction required be disclosed pursuant to Item 404(a) of Regulation S-K.

Brad Hoch

Effective December 1, 2022, Brad Hoch, who is currently the Chief Financial Officer (“CFO”) of the Company, will become the Company’s first Chief Accounting Officer (“CAO”). Mr. Hoch’s compensation terms and employment agreement were previously disclosed in Amendment No.2 of the Company’s registration statement on Form 10 filed by the Company with the Securities and Exchange Commission on June 29, 2022 (the “Form 10”).  While Mr. Hoch’s employment agreement expired in June 2022, the Company has continued to compensate Mr. Hoch in accordance with the terms of the employment agreement.

Mr. Hoch, 53, served as the CFO since October 2020 and served as the interim CFO from June 2020 to October 2020. Mr. Hoch served as the Division Controller of Verra Mobility, a technology company focused on fleet management, from October 2011 to February 2019. Mr. Hoch has over 20 years of experience in senior finance and accounting positions in several high growth technology and business solutions enterprises including having served as Director of Finance at TPI Composites Inc. from September 2009 to October 2011 and having held numerous positions at Gateway Inc. from January 1996 to September 2009.

Dana Arvidson

Effective December 1, 2022, Dana Arvidson, who is currently the Chief Operating Officer (“COO”) of the Company, will become the CFO. Mr. Arvidson’s compensation terms and employment agreement were previously disclosed in the Form 10.

Mr. Arvidson, 48, served as the COO of the Company since July 2021. Prior to serving as COO of the Company, Mr. Arvidson served as Vice President of Corporate Development at PhyNet Dermatology LLC, a physician network of dermatologists and dermatopathologists, from March 2019 to July 2021. Prior to PhyNet, Mr. Arvidson served as Director of Corporate Development at American Dental Partners Inc., a dental practice management company, from March 2017 to March 2019. Mr. Arvidson has over 20 years of experience in a broad array of roles focused on achieving growth objectives and enhancing operating results within Healthcare and Financial Services.

Chris Kelly

Effective December 1, 2022, Chris Kelly, who is currently the Senior Vice President of Revenue Growth, will become the first Chief Revenue Officer (“CRO”) of the Company.

Chris Kelly, 56, served as Senior Vice President (“SVP”) of Revenue Growth of the Company since June 2022. Prior to serving as the SVP of Revenue Growth, Mr. Kelly served as the Executive Director of Wholesale at Trulieve Cannabis Corp., a cannabis company (“Trulieve”), from September 2019 to May 2022. Prior to Trulieve, Mr. Kelly served as the Senior Director of Sales at the Kellogg Company from January 2016 to August 2019. Mr. Kelly has over 25 years of experience in leadership roles focused on sales and revenue growth.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*

Employment Agreement dated October 28, 2020 between TILT Holdings Inc. and Brad Hoch (incorporated by reference to Exhibit 10.18 to Amendment No. 2 to the Company’s Form 10 filed with the SEC on June 29, 2022).

10.2*

Employment Agreement dated June 23, 2021 and effective July 12, 2021 between TILT Holdings Inc. and Dana R. Arvidson (incorporated by reference to Exhibit 10.17 to Amendment No. 2 to the Company’s Form 10 filed with the SEC on June 29, 2022).

99.1	Press Release dated November 14, 2022.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

* Indicates a management contract or compensatory plan, contract or arrangement in which directors or executive officers participate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILT Holdings Inc.

Date: November 14, 2022	By:	/s/ Gary F. Santo, Jr.
	Name:	Gary F. Santo, Jr.
	Its:	Chief Executive Officer